UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way, Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On June 23, 2026, Analog Devices, Inc. (the “Company”) identified unauthorized access to certain Company systems. Following detection of the unauthorized access, the Company immediately activated its incident response protocols and engaged external cybersecurity experts to assist with containment and investigation activities. The Company has also notified and is coordinating with law enforcement authorities. The Company’s operations were not interrupted throughout the duration of the incident.

The Company’s investigation has found that certain files were exfiltrated from the affected systems. The Company’s investigation into the nature and scope of the exfiltrated information remains ongoing. To the Company’s knowledge, the data has not been publicly released or used for fraudulent purposes. The Company will continue to monitor for any indication of misuse and will take appropriate action if warranted. The Company will provide notifications to affected parties and applicable regulators as appropriate and in accordance with applicable law.

While the Company’s investigation continues, based on information currently known, and the containment and mitigation measures taken, the Company does not believe the June 23, 2026 incident is reasonably likely to materially impact its business, operations, or financial condition.

Separately and unrelated, on July 26, 2026, the Company was made aware of public reports regarding a disparate cybersecurity matter and is currently assessing its validity, scope, and any potential impact.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on current information, beliefs, assumptions and expectations about the matters reported herein. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “potential,” “may,” “could” and “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements, however, the absence of the foregoing words or expressions does not mean that a statement is not forward-looking. Our actual findings could differ materially from those anticipated in these forward-looking statements as a result of various factors. Forward-looking statements may include, among other things, statements relating to the scope, nature, and impacts of the cybersecurity incidents described herein, the Company’s response thereto and other future events.

The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: the results of the Company’s ongoing investigation and analysis of the scope and details of the cybersecurity incidents and the potential discovery of new and additional information related thereto; the Company’s expectations regarding its ability to contain and remediate the cybersecurity incidents, including the success of containment and remediation activities to date; any unauthorized release of the Company’s data, including third-party data held by the Company, or the use of any such data for fraudulent purposes; potential loss or destruction of Company data or adverse impacts to the Company’s operations; the impact of the cybersecurity incidents on the Company’s relationships with customers, employees, governmental regulators, and other stakeholders; diversion of management’s attention from the Company’s operations to addressing the cybersecurity incidents; the legal, reputational, and financial risks resulting from the cybersecurity incidents, including those that may arise from any potential regulatory inquiries and/or litigation to which the Company may become subject in connection with the incidents; other reputational risk related to the cybersecurity incidents; regulatory scrutiny of the cybersecurity incidents; risks related to the availability of the Company’s insurance coverage for losses and costs associated with the cybersecurity incidents; and remediation and other additional costs that may be incurred by the Company in connection with the investigation and remediation of the incidents. Readers are cautioned that these forward-looking statements are not guarantees of future events or outcomes and they should not be unduly relied on, as they are based on information available to the Company and on management’s current beliefs and expectations as of the date of this Current Report on Form 8-K and are therefore inherently uncertain and subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. We undertake no obligation to revise or update any forward-looking statements, including to reflect events or circumstances occurring after the date of the filing of this report, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2026	ANALOG DEVICES, INC.

	By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Senior Vice President, Chief Legal Officer and Corporate Secretary